Exhibit 99.1

ARISTA CAPITAL LTD.

INDEX TO FINANCIAL STATEMENTS

December 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Arista Capital Ltd.

Morristown NJ 07960-6167

We have audited the accompanying balance sheets of Arista Capital Ltd. as of December 31, 2016 and 2015, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2016. Arista Capital Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arista Capital Ltd. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring net losses from operations and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ciro E. Adams, CPA, LLC

Ciro E. Adams, CPA, LLC

Wilmington, DE 19806-1004

December 14, 2017

ARISTA CAPITAL LTD.

BALANCE SHEETS

	December 31,	December 31,
	2016	2015

ASSETS
CURRENT ASSETS:
Cash	$91,687	$11,169
Financing leases receivable, net	80,443	4,668
Accrued interest receivable	4,201	-
Prepaid expenses	549	250
Equipment held for sale	2,700	-

Total Current Assets	179,580	16,087

LONG-TERM ASSETS:
Financing leases receivable, net	63,131	-
Property and equipment, net	200	400

Total Long-term Assets	63,331	400

Total Assets	$242,911	$16,487

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,000	$500
Accrued interest payable	9,578	754
Accrued interest payable - related parties	756	754
Accrued expenses	5,480	30

Total Current Liabilities	16,814	2,038

LONG-TERM LIABILITIES:
Convertible notes payable, net	296,522	25,695
Convertible notes payable, net - related parties	29,009	28,251

Total Long-term Liabilities	325,531	53,946

Total Liabilities	342,345	55,984

Commitments and Contingencies (See Note 9)

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.0001 par value, 20,000,000 shares authorized; No shares issued and outstanding at December 31, 2016 and 2015	-	-
Common stock: $.0001 par value, 100,000,000 shares authorized; 1,042,000 and 1,000,000 issued and outstanding at December 31, 2016 and 2015	104	100
Additional paid-in capital	275,549	85,706
Accumulated deficit	(375,087)	(125,303)

Total Stockholders’ Deficit	(99,434)	(39,497)

Total Liabilities and Stockholders’ Deficit	$242,911	$16,487

See accompanying notes to financial statements.

ARISTA CAPITAL LTD.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2016	2015

REVENUES:
Interest on lease financings	$13,278	$1,251
Other fee income	750	150

Total revenues	14,028	1,401

OPERATING EXPENSES:
Compensation and benefits	104,180	85,048
Professional fees	16,028	9,385
Provision for lease losses	79,000	7,755
General and administrative expenses	13,538	15,660

Total operating expenses	212,746	117,848

LOSS FROM OPERATIONS	(198,718)	(116,447)

OTHER EXPENSES:
Interest expense	47,302	1,419
Interest expense - related parties	3,764	2,615

Total other expenses	51,066	4,034

LOSS BEFORE INCOME TAXES	(249,784)	(120,481)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(249,784)	$(120,481)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.25)	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	1,000,115	985,041

See accompanying notes to financial statements.

ARISTA CAPITAL LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2014	-	$-	985,000	$98	$5,027	$(4,822)	$303

Common stock issued for services	-	-	15,000	2	3,686	-	3,688

Capital contribution	-	-	-	-	10,000	-	10,000

Contributed services	-	-	-	-	60,000	-	60,000

Warrants issued in connection with convertible notes	-	-	-	-	6,993	-	6,993

Net loss	-	-	-	-	-	(120,481)	(120,481)

Balance, December 31, 2015	-	-	1,000,000	100	85,706	(125,303)	(39,497)

Common stock issued for services	-	-	42,000	4	20,996	-	21,000

Contributed services	-	-	-	-	14,663	-	14,663

Warrants issued in connection with convertible notes	-	-	-	-	154,184	-	154,184

Net loss	-	-	-	-	-	(249,784)	(249,784)

Balance, December 31, 2016	-	$-	1,042,000	$104	$275,549	$(375,087)	$(99,434)

See accompanying notes to financial statements.

ARISTA CAPITAL LTD.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(249,784)	$(120,481)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	200	200
Stock-based compensation	21,000	3,688
Contributed services	14,663	60,000
Amortization of debt discount to interest expense	25,769	939
Bad debt expense	79,000	7,755
Change in operating assets and liabilities:
Financing leases receivable	13,957	1,026
Accrued interest receivable	(4,201)	-
Prepaid expenses	(299)	(250)
Accounts payable	500	500
Accrued interest payable	8,824	754
Accrued interest payable - related parties	2	754
Accrued expenses	5,450	30

NET CASH USED IN OPERATING ACTIVITIES	(84,919)	(45,085)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of financing leases receivable	(234,563)	(13,449)
Acquisition of property and equipment	-	(600)

NET CASH USED IN INVESTING ACTIVITIES	(234,563)	(14,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	-	10,000
Proceeds from convertible notes - related parties	-	30,000
Proceeds from convertible notes	400,000	30,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	400,000	70,000

NET INCREASE IN CASH	80,518	10,866

CASH, beginning of year	11,169	303

CASH, end of year	$91,687	$11,169

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$16,470	$1,586
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in debt discount for warrants	$154,184	$6,993

See accompanying notes to financial statements.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Organization

Arista Capital Ltd. (the “Company”) was formed on June 10, 2014 as a Nevada corporation. The Company is a finance company that provides financing to other very small finance companies that do not have significant access to the capital markets. Typically, the Company does this by acquiring lease portfolios from such lenders at a purchase price that yields the Company an annual return and these lenders continue to service the portfolios purchased by the Company. The Company is currently focused on leases for trucks and construction equipment.

On April 19, 2017, the Company entered into a Share Exchange Agreement, (the “Share Exchange Agreement”), by and among the Company and the holders of common stock of the Company (the “Arista Shareholders”), and Praco Corporation, a Nevada corporation (See Note 10 – Subsequent Events).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, the Company had a net loss of $249,784 and $120,481 for the years ended December 31, 2016 and 2015, respectively. The net cash used in operations were $84,919 and $45,085 for the years ended December 31, 2016 and 2015, respectively. Additionally, the Company had an accumulated deficit of $375,087 and $125,303, at December 31, 2016 and 2015, respectively, had a stockholders’ deficit of $99,434 at December 31, 2016, and had minimal revenues for the years ended December 31, 2016 and 2015. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. Although the Company has historically raised capital from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. Management believes that’s its ability to attract debt and equity financing in the capital markets will be greatly enhanced by becoming a public reporting company. Toward that end, the Company has entered into a Share Exchange Agreement with Praco Corporation (see Note 10 – Subsequent Events). If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of presentation

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Actual results could differ materially from those estimates.

Significant estimates during the years ended December 31, 2016 and 2015 include estimates of allowances for uncollectible finance leases receivable, the useful life of property and equipment, estimates of current and deferred income taxes and deferred tax valuation allowances, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 820.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

The carrying amounts reported in the consolidated balance sheets for cash, financing lease receivables, prepaid expenses, convertible notes payable, accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments. The Company does not account for any instruments at fair value using level 3 valuation.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Credit risk and concentrations

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. At December 31, 2016 and 2015, cash in bank did not exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2016 and 2015.

Financing leases receivable represent amounts due from lessees in various industries, related to equipment on direct financing leases. Currently, the Company relies on one source to acquire financing leases and to service such leases. The Company believes that other lenders are available to acquire lease portfolios if the Company cannot acquire additional financing lease receivable portfolios from its single source. Additionally, as of December 31, 2016, the Company’s portfolio of financing leases consists of four leases. A default on or loss of any of these leases would have a material adverse effect on the Company’s results of operations and financial condition.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At December 31, 2016 and 2015, the Company did not have any cash equivalents.

Financing leases receivable

Financing leases receivable are recorded at the aggregate future minimum lease payments, estimated unguaranteed residual value of the leased equipment less unearned income. Residual values, which are reviewed periodically, represent the estimated amount the Company expects to receive at lease termination from the disposition of the leased equipment. Actual residual values realized could differ from these estimates. The unearned income is recognized in revenues in the statements of operations over the lease term, in a manner that produces a constant rate of return on the lease. Financing leases receivable due after twelve months from the balance sheet date are reflected as a long-term asset. Financing leases receivables are periodically evaluated based on individual credit worthiness of customers. Based on this evaluation, the Company records allowance for estimated losses on these receivables.

Property and equipment

Property are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Revenue recognition

Income from direct financing lease transactions is reported using the financing method of accounting, in which the Company’s investment in the leased property is reported as a receivable from the lessee to be recovered through future rentals. The interest income portion of each rental payment is calculated so as to generate a constant rate of return on the net receivable outstanding. Allowances for losses on direct financing leases are typically established based on historical charge-off and collection experience and the collectability of specifically identified lessees and billed and unbilled receivables. Direct financing leases are charged off to the allowance as they are deemed uncollectible. Direct financing leases are generally placed in a nonaccrual status (i.e., no revenue is recognized) and deemed impaired when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of all direct finance lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related direct financing leases may be placed on nonaccrual status. Leases placed on nonaccrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, all payments received are applied only against outstanding principal balances.

Income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2016 and 2015, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2014. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of December 31, 2016.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusts the expense recognized in the consolidated financial statements accordingly.

Basic and diluted loss per share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method). These common stock equivalents may be dilutive in the future. All potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	December 31, 2016	December 31, 2015
Stock warrants	635,000	60,000
Convertible debt	326,665	60,000

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Stock split

On December 31, 2015, the Company effected a 1-for-4 reverse stock split. The reverse stock split reduced the number of outstanding shares of common stock to 1 million. All share data and per share amounts have been retroactively adjusted for the reverse stock split in the accompanying financial statements and notes thereto for all periods presented.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent accounting pronouncements

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, Income Taxes, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of ASU 2015-17 did not have any effect of the Company’s consolidated financial statements.

On February 25, 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”) to amend the accounting guidance for leases. The accounting applied by a lessor is largely unchanged under ASU 2016-02. However, the standard requires lessees to recognize lease assets and lease liabilities for leases classified as operating leases on the balance sheet. Lessees will recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it will recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and early adoption is permitted. The Company is currently assessing the impact of the guidance on its consolidated financial statements and notes to its consolidated financial statements.

On March 30, 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”) to amend the accounting guidance for share-based payment accounting. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016 and early adoption is permitted. The adoption of ASU 2016-09 did not have any effect of the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – FINANCING LEASES RECEIVABLE

On September 14, 2016, the Company entered into a Purchase and Service Agreement with a third party lease financing company (the “Seller”) to acquire a portfolio consisting of four leases for a purchase price of $234,563, an amount that is estimated a yield a return on investment of approximately 20%. At December 31, 2016, each of the four truck leases are about equal in size based on receivables and interest income. The residual values of all the trucks securing the leases is approximately $87,000. No lease is in nonaccrual status. At December 31, 2015, the Company had just one truck lease. The residual value of the truck is $2,700. The lease is current in status. The Seller is responsible for administrating the leases, collecting all payments, and distributing funds to the Company. On a monthly basis, the Company shall pay the seller an administrative fee equal to 2% of the scheduled payment amount of each lease, 50% of all penalties or late fee charges collected, and 50% of all default interest collected. The seller shall remit the remaining amount received from the lessees to the Company. The finance leases require 36 monthly/weekly or bi-weekly payments through February 2020. Subsequent to December 31, 2016, two lessees defaulted on their payments and the Company entered into an agreement to settle these leases with the Seller (See Note 10 – Subsequent Events).

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

At December 31, 2016 and 2015, financing leases receivable consisted of the following:

	December 31, 2016	December 31, 2015
Total minimum financing leases receivable	$298,240	$12,423
Unearned income	(75,666)	—
Total financing leases receivable	222,574	12,423
Less: allowance for uncollectible financing leases receivable	(79,000)	(7,755)
Financing leases receivable, net	143,574	4,668
Less: current portion of financing leases receivable, net	(80,443)	(4,668)
Financing leases receivable, net – long-term	$63,131	$—

For the years ended December 31, 2016 and 2015, activities in the Company’s allowance for uncollectible financing leases receivable were are follows:

Amount
Allowance for uncollectible financing leases receivable at December 31, 2014	$—
Provisions for credit losses	7,755
Allowance for uncollectible financing leases receivable at December 31, 2015	7,755
Provisions for credit losses	79,000
Charge-offs	(7,755)
Allowance for uncollectible financing leases receivable at December 31, 2016	$79,000

At December 31, 2016, the aggregate amounts of future minimum gross lease payments receivable are as follows:

Amount
2017	$98,976
2018	98,976
2019	94,062
2020	6,226

Future minimum gross financing leases receivable	$298,240

NOTE 4 – PROPERTY AND EQUIPMENT

At December 31, 2016 and 2015, property and equipment consisted of the following:

	Useful Life	2016	2015
Computer equipment	3 Years	$600	$600
Less: accumulated depreciation		(400)	(200)
Property and equipment, net		$200	$400

For the years ended December 31, 2016 and 2015, depreciation and amortization expense amounted to $200 and $200, respectively.

NOTE 5 – CONVERTIBLE DEBT

During the year ended December 31, 2015, the Company entered into 10% convertible promissory notes (the “10% Convertible Notes”) with three third party individuals in the aggregate amount of $30,000. The unpaid principal and interest was payable three years from the date of the respective 10% Convertible Note through September 2018 and bear interest computed at a rate of interest which is equal to 10.0% per annum. The Company may prepay any amount outstanding under the 10% Convertible Note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. The Noteholders are entitled, at their option, at any time after the issuance of the 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $1.00 per common shares. In connection with the 10% Convertible Notes, the Company issued to noteholders 30,000 five-year warrants to acquire common shares at $2.00 per share.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

During the year ended December 31, 2016, the Company entered into 10% convertible promissory notes (the “2016 10% Convertible Notes”) with seven third party individuals in the aggregate amount of $400,000. The unpaid principal and interest is payable three years from the date of the respective 2016 10% Convertible Note through December 2019 and bear interest computed at a rate of interest which is equal to 10.0% per annum. The Company may prepay any amount outstanding under the 2016 10% Convertible Note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. The Noteholders are entitled, at their option, at any time after the issuance of the 2016 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $1.50 per common shares. The noteholders have the option to extend the due date of the notes for three additional one-year periods.

In December 2017, in connection with the Share Exchange Agreement (see Note 10), the Company issued 163,333 shares of its common stock upon conversion of principal amounts of $230,000. In connection with the 2016 10% Convertible Notes, the Company issued to noteholders 575,000 five-year warrants to acquire common shares at $2.00 per share.

The Convertible Notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions.

The Warrants are exercisable for shares of the Company’s common stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock.

The Company evaluated whether or not the convertible notes and warrants above contained embedded conversion options, which meet the definition of a derivatives under ASC Topic 815.  The Company concluded that since the above convertible notes had a fixed conversion price, the convertible notes were not derivative instruments.

The convertible notes were analyzed to determine if the convertible notes have an embedded beneficial conversion feature (BCF). Based on this analysis, the Company concluded that the effective conversion price was greater than the fair value of the Company’s common stock on the note dates and therefore no BCF was recorded.

As discussed above the Company granted an aggregate of 605,000 warrants to note holders (See Note 7). During the years ended December 31, 2016 and 2015, on the issuance date of the respective warrants, the fair values of the warrants of $154,184 and $4,719 was recorded as a debt discount and an increase to paid-in capital, respectively. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

	2016	2015
Dividend rate	0	0
Term (in years)	5 years	5 years
Volatility	100.0%	100.0%
Risk-free interest rate	1.00% to 1.93%	1.32% to 1.37%

For the year ended December 31, 2016 and 2015, amortization of debt discount related to these convertible notes amounted to $25,012 and $414, respectively, which has been included in interest expense on the accompanying statements of operations.

As of December 31, 2016 and 2015 accrued interest payable amounted to $9,578 and $754, respectively. The weighted average interest rate for the years ended December 31, 2016 and 2015 was approximately 10.0% and 10.0%, respectively.

At December 31, 2016 and 2015, the convertible debt consisted of the following:

	December 31, 2016	December 31, 2015
Principal amount	$430,000	$30,000
Less: unamortized debt discount	(133,478)	(4,305)
Convertible note payable, net	$296,522	$25,695

At December 31, 2016, debt maturities are $30,000 in 2018 and $400,000 in 2019.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

NOTE 6 – RELATED PARTY TRANSACTIONS

Convertible debt – related parties

During the year ended December 31, 2015, the Company entered into 10% convertible promissory notes with certain officers and directors of the Company in the aggregate amount of $30,000. The unpaid principal and interest was payable three years from the date of the respective convertible note through May 1, 2018 and bear interest computed at a rate of interest which is equal to 10.0% per annum. The Company may prepay any amount outstanding under these 10% convertible note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. These noteholders are entitled, at their option, at any time after the issuance of these 10% convertible notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $1.00 per common shares. In December 2017, in connection with the Share Exchange Agreement (see Note 10), the Company issued 30,000 shares of its common stock upon conversion of these promissory notes.

These 10% convertible notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions.

In connection with these 10% convertible notes, the Company issued to these related party noteholders 30,000 five-year warrants to acquire common shares at $2.00 per share These warrants are exercisable for shares of the Company’s common stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock.

The Company evaluated whether or not these convertible notes and warrants above contained embedded conversion options, which meet the definition of a derivatives under ASC Topic 815.  The Company concluded that since the above convertible notes had a fixed conversion price, the convertible notes were not derivative instruments.

The convertible notes were analyzed to determine if the convertible notes have an embedded beneficial conversion feature (BCF). Based on this analysis, the Company concluded that the effective conversion price was greater than the fair value of the Company’s common stock on the note dates and therefore no BCF was recorded.

As discussed above the Company granted an aggregate of 30,000 warrants to related note holders (See Note 7). During the year ended December 31, 2015, on the issuance date of the respective warrants, the fair values of the warrants of $2,274 was recorded as a debt discount and an increase to paid-in capital. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

2015
Dividend rate	0
Term (in years)	5 years
Volatility	100.0%
Risk-free interest rate	1.32% to 1.50%

For the year ended December 31, 2016 and 2015, amortization of debt discount related to these convertible notes amounted to $758 and $525, respectively, which has been included in interest expense – related parties on the accompanying statements of operations.

As of December 31, 2016 and 2015 accrued interest payable - related parties amounted to $756 and $754, respectively. For the years ended December 31, 2016 and 2015, interest expense - related parties amounted to $3,764 and $2,615, respectively.

The weighted average interest rate years ended December 31, 2016 and 2015 was approximately 10.0% and 10.0%, respectively.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

At December 31, 2016 and 2015, the convertible debt - related parties consisted of the following:

	December 31, 2016	December 31, 2015
Principal amount	$30,000	$30,000
Less: unamortized debt discount	(991)	(1,749)
Convertible note payable – related parties, net	$29,009	$28,251

At December 31, 2016, debt maturities are $30,000 in 2018.

Capital contribution - related party

From time to time, the Company received advances from the Company’s chief executive officer for working capital purposes. In 2015, the Company’s chief executive officer paid $10,000 of expenses on behalf of the Company. In 2015, the repayment of these advances were forgiven by the Company’s chief executive officer and accordingly, these advances were reflected as contributed capital.

Office rent - related party

During 2015 and 2016, the Company continues to rent its office space from a Director of the Company on a month-to-month basis for $500 per month.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has 20,000,000 shares of preferred stock authorized. Preferred stock may be issued in one or more series. The Company’s board of directors is authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of such series.

Common stock issued for services

On December 31, 2015, the Company issued 5,500 vested shares of common stock to an officer of the Company for services rendered. The shares were valued at their fair value of $2,000 or $0.364 per common share which was the fair value on the date of grant based on the value of services to be performed. In connection with these shares, the Company recorded stock-based compensation expense of $2,000.

During the year ended December 31, 2015, pursuant to advisory agreements, the Company issued 9,500 vested shares of common stock valued at a range of $0.16 to $.375 per common share or $1,688 to consultants and advisors of the Company for services rendered. The shares were valued at their fair value of $1,688 which was the fair value on the date of grant based on the value of services to be performed. In connection with these shares, the Company recorded stock-based consulting fees of $1,688.

On December 31, 2016, the Company issued 30,000 vested shares of common stock to an officer and directors of the Company for services rendered. The shares were valued at their fair value of $15,000 or $0.50 per common share which was the fair value on the date of grant based on the value of services performed. In connection with these shares, the Company recorded stock-based compensation expense of $15,000.

On December 31, 2016, the Company issued 12,000 vested shares of common stock valued to advisors of the Company for services rendered. The shares were valued at their fair value of $6,000 or $0.50 per share which was the fair value on the date of grant based on the value of services performed. In connection with these shares, the Company recorded stock-based consulting fees of $6,000.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Warrants

Warrant activities for the year ended December 31, 2016 and 2015 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2014	—	$—
Granted	60,000	2.00
Balance Outstanding December 31, 2015	60,000	2.00
Granted	575,000	2.00
Balance Outstanding December 31, 2016	635,000	$2.00	4.56	$—
Exercisable, December 31, 2016	635,000	$2.00	4.56	$—

NOTE 8 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2016 and 2015 consist of net operating loss carryforwards and allowanced for uncollectible financing receivables. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2016 and 2015 were as follows:

	Years Ended December 31,
	2016	2015
Income tax benefit at U.S. statutory rate of 34%	$(84,927)	$(40,964)
State income tax benefit	(16,236)	(7,831)
Non-deductible expenses	24,881	26,174
Change in valuation allowance	76,282	22,621
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax assets as of December 31, 2016 and 2015 were as follows:

	December 31, 2016	December 31, 2015
Deferred Tax Assets:
Net operating loss carryforward	$68,861	$21,433
Allowance for uncollectible financing receivables	31,995	3,141
Total deferred tax assets	100,856	24,574
Valuation allowance	(100,856)	(24,574)
Net deferred tax assets	$-	$-

The estimated net operating loss carryforward was approximately $170,027 at December 31, 2016. The Company’s net operating loss carryforward may be limited on the usage of such net operating loss carryforwards due to a change in ownership in accordance with Section 382 of the Internal Revenue Code. The Company provided a valuation allowance equal to the net deferred income tax asset for the year ended December 31, 2016 and 2015 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the valuation allowance was $76,282 from the year ended December 31, 2016. The potential tax benefit arising from tax loss carryforwards will expire in 2036.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2014, 2015 and 2016 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

NOTE 9 – COMMITMENTS AND CONTINCENGIES

Employment agreement

On July 1, 2014 and effective January 1, 2015, the Company entered into an employment agreement with the Company’s chief executive officer/director (“CEO”) to serve as the Company’s Chief Executive Officer, the term of which runs for five years through December 31, 2019) and renews automatically for one year periods unless a written notice of termination is provided not less than six months prior to the automatic renewal date. The employment agreement with CEO provides that CEO’s salary for calendar year 2015 shall be $60,000. After such time as the Company raises gross proceeds from financing of $500,000, CEO’s salary shall increase to $90,000 per year. After such time as the Company raises gross proceeds from financing of $1,000,000, CEO’s salary shall increase to $120,000 per year and after such time as the Company raises gross proceeds from financing of $1,500,000, CEO’s salary shall increase to $150,000 per year. At December 31, 2016 and 2015, CEO decided to forgive any salary due and payable pursuant to the Employment Agreement of $14,663 and $60,000, respectively. Accordingly, the Company reflected the amounts of salary forgiven as contributed services on the statement of changes in stockholders’ deficit.

Future minimum commitment payments under an employment agreement at December 31, 2016 are as follows:

Years ending December 31,	Amount
2017	$191.500
2018	222,300
2019	228,915
Total minimum commitment employment agreement payments	$642,715

NOTE 10 – SUBSEQUENT EVENTS

Financing leases receivable

In September 2017, the Company acquired a portfolio of four leases from the Seller for an aggregate purchase price of $55,421. The purchase price for this lease portfolio consists of a cash payment of $32,921 that was paid in October 2017, and the exchange of trucks that the Company repossessed from two lessees that defaulted on their leases in July 2017. The trucks held for sale had an estimated residual value of $47,000. In connection with the exchange of the trucks held for sale as partial payment for the acquisition of this portfolio, the Company recorded a provision for lease losses of $24,500.

Share exchange agreement

On April 19, 2017, the Company entered into a Share Exchange Agreement, (the “Share Exchange Agreement”), by and among the Company and the holders of common stock of the Company (the “Arista Shareholders”), and Praco Corporation, a Nevada corporation. The closing of the Share Exchange (the “Closing”) took place on December 14, 2017 (the “Closing Date”). Under the terms and conditions of the Share Exchange Agreement, at Closing, the Company exchanged 2,084,000 shares of Praco common stock in exchange for 1,042,000 common share of Arista common stock, which will equal 80% of the total outstanding shares of Praco, subject to the terms and conditions set forth in the Share Exchange Agreement. Also, at Closing, the Praco Shareholders were issued 283,749 warrants on a pro rata basis exercisable at $2.00 per share and subject to the same terms and conditions as the warrants currently held by the Arista warrant holders except that a cashless exercise shall not be permitted. In addition, at Closing, Praco exchanged each outstanding Arista warrant for new warrants issued by Praco entitling the holder to purchase an equal number of Praco shares and subject to the same terms and conditions as the Arista warrants except that a cashless exercise will not be permitted. Also, at Closing, Praco exchanged $600,000 of outstanding Arista convertible notes into convertible notes issued by Praco convertible into an equal amount of Praco shares, subject to the same terms and conditions as the convertible notes currently held by Arista convertible noteholders. Also, at closing, Praco issued 386,666 shares of its common stock to Arista noteholders who converted their Arista promissory notes into 193,333 shares of the Company’s common stock prior to Closing. Furthermore, at Closing, Arista paid Praco $72,500 to be used to pay outstanding liabilities of Praco. In connection with the Share Exchange Agreement, in August 2017, the Company paid a deposit of $15,000.

ARISTA CAPITAL LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Consulting agreement

On November 17, 2017, the Company entered into a six-month consulting agreement for business development services. In connection with this agreement, the Company shall the consultant cash of $7,500 and the Company granted 15,000 option to purchase 15,000 shares of the Company’s common stock for $0.001 per share. The options expires on November 17, 2022.

Convertible debt

During the period from January 1, 2017 to the date of this report, the Company entered into 12% convertible promissory notes with three individuals in the aggregate amount of $200,000. The unpaid principal and interest is payable three years from the date of the respective 12% Convertible Note through August 1, 2020 and bear interest computed at a rate of interest which is equal to 12.0% per annum. The Company may prepay any amount outstanding under the 12% Convertible Note by making a payment to note holder of an amount in cash equal to the principal amount multiplied by a prepayment penalty percentage of 5.0%. The Noteholders are entitled, at their option, at any time after the issuance of the 12% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price of $3.00 per common shares. The noteholders have the option to extend the due date of the notes for three additional one-year periods. In connection with the 12% Convertible Notes, the Company issued to noteholders 300,000 five-year warrants to acquire common shares at $4.00 per share.

These 12% convertible notes contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions.

The Warrants are exercisable for shares of the Company’s common stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock.

The Company evaluated whether or not the convertible notes and warrants above contained embedded conversion options, which meet the definition of a derivatives under ASC Topic 815.  The Company concluded that since the above convertible notes had a fixed conversion price, the convertible notes were not derivative instruments.

The convertible notes were analyzed to determine if the convertible notes have an embedded beneficial conversion feature (BCF). Based on this analysis, the Company concluded that the effective conversion price was greater than the fair value of the Company’s common stock on the note dates and therefore no BCF was recorded.